UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 30, 2008

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        At a special meeting of the shareholders of First Business Financial Services, Inc. (the “Company”) held on December 30, 2008, the Company’s shareholders approved amendments to the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”) to (1) increase the number of authorized shares of its common stock from 8,000,000 to 25,000,000 and (2) authorize it to (i) issue up to 2,500,000 shares of one or more new series of preferred stock, par value $0.01 per share and (ii) terminate the existing authorization to issue Series A and Series B preferred stock. The newly authorized preferred stock will have the relative rights, preferences and limitations as determined from time to time by the Company’s Board of Directors.

        On December 30, 2008, the Company filed Articles of Amendment with the Wisconsin Department of Financial Institutions for the purpose of amending the Restated Articles in accordance with the vote of its shareholders. The text of the Articles of Amendment is filed herewith as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	Articles of Amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: December 30, 2008	By: /s/ Barbara Conley
Barbara Conley
Senior Vice President, General Counsel and
Corporate Secretary

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

3.1	Articles of Amendment.